UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2008

REDDY ICE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32596	56-2381368
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8750 North Central Expressway, Suite 1800
Dallas, Texas  75231
(Address of principal executive offices)

Registrant’s telephone number, including area code: (214) 526-6740

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.              Change in Registrant’s Certifying Accountant.

On November 12, 2008, the Company (x) dismissed Deloitte & Touche LLP (“Deloitte”) as its independent registered public accounting firm and (y) appointed PricewaterhouseCoopers LLP (“PwC”) to serve as the Company’s independent registered public accounting firm.  The decision to dismiss Deloitte was recommended and approved by the Company’s board of directors.

Deloitte’s audit reports on the Company’s consolidated financial statements for the fiscal years ended December 31, 2006 and 2007 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles except that the audit report for the fiscal year ended December 31, 2007  included an explanatory paragraph related to the Company’s adoption of Financial Accounting Standards Board Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” and the audit report for the fiscal year ended December 31, 2006  included an explanatory paragraph related to the Company’s adoption of Statement of Financial Accounting Standards No. 123 (R), “Share Based Payment”.  The audit reports of Deloitte on the effectiveness of internal control over financial reporting as of December 31, 2007 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s two most recent fiscal years and the subsequent interim period from January 1, 2008 through November 12, 2008, there were no disagreements between the Company and Deloitte on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference to the subject matter of the disagreement in its report on the Company’s consolidated financial statements.

During the Company’s two most recent fiscal years and subsequent period from January 1, 2008 through November 12, 2008, there were no reportable events as defined by Item 304(a)(1)(v) except as described below.  On March 5, 2008, the Company and certain of its employees, including members of its management, received grand jury subpoenas issued from the U.S. District Court for the Eastern District of Michigan seeking information in connection with an investigation by the Antitrust Division of the United States Department of Justice (“DOJ”) into possible antitrust violations in the packaged ice industry.  On March 6, 2008, the Company’s Board of Directors formed a special committee of independent directors to conduct an internal investigation of these matters.  As a result of the ongoing DOJ investigation and resulting Special Committee investigation, Deloitte has periodically requested, and the Special Committee has provided, limited information regarding the scope and findings of the investigation from the Special Committee in connection with Deloitte’s quarterly review procedures.  The Special Committee’s investigation is ongoing and therefore Deloitte’s dismissal occurred prior to Deloitte receiving a full report on the scope and results of the investigation.  Deloitte has indicated that it will therefore not be in a position to determine whether any additional information with respect to the DOJ and Special Committee investigations would materially impact previously issued audit reports or underlying financial statements or cause Deloitte to be unwilling to rely on Management’s representations or be associated with the Company’s financial statements.  The Company has indicated to Deloitte that it will not be requested to issue a consent with respect to its prior audit reports in the future.

The Audit Committee has discussed this matter with Deloitte.  The Company has authorized Deloitte to respond fully to the inquiries of PwC concerning the matter.

The Company has provided Deloitte with a copy of the foregoing statements and has requested and received from Deloitte a letter addressed to the Securities and Exchange Commission stating whether or not Deloitte agrees with the above statements. A copy of the letter from Deloitte is attached as Exhibit 16.1 to this Form 8-K.

During the two most recent fiscal years and the subsequent interim period from January 1, 2008 through November 12, 2008, neither the Company nor anyone acting on behalf of the Company, consulted PwC regarding any of the matters or events set forth in Item 3.04(a)(2) of Regulation S-K.

Item 9.01.              Financial Statements and Exhibits.

(d)  Exhibits.

16.1†   Letter from Deloitte & Touche LLP to the Securities and Exchange Commission dated November 18, 2008.

†Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:       November 18, 2008

REDDY ICE HOLDINGS, INC.

By:	/s/ Steven J. Janusek
	Name:	Steven J. Janusek
	Title:	Chief Financial and Accounting Officer

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